Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
Peter.Garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Closes Equity Investment Transaction in Noden Pharma for the Acquisition of Tekturna® (aliskiren) and Tekturna HCT® (aliskiren and hydrochlorothiazide)

--Webcast Conference Call Scheduled for Today at 4:30 p.m. EDT--

INCLINE VILLAGE, Nevada, July 6, 2016 - PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that PDL has completed an initial equity investment of $75 million in Noden Pharma DAC (Noden), a new privately-held company domiciled in Ireland, and an affiliate. Noden today announced that it closed its transaction relating to a purchase agreement with Novartis AG (Novartis) to acquire exclusive worldwide rights to manufacture, market, and sell the branded prescription medicine product sold under the name Tekturna® and Tekturna HCT® in the United States and Rasilez® and Rasilez HCT® in the rest of the world. The product’s active ingredient is aliskiren, which is indicated for the treatment of hypertension. The drug was previously marketed by Novartis and had global sales in 2015 of $154 million. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act applicable to the acquisition has expired, fulfilling the last remaining condition to close the transaction. PDL’s investment will ultimately result in an 88 percent equity interest in Noden. Given this anticipated majority ownership by PDL, the financial statements of Noden will be consolidated with PDL, which is expected to be immediately accretive to PDL’s cash earnings.

“We are pleased to announce the closing of this equity investment transaction with Noden and believe that this transaction represents a paradigm shift for us. While we’ll continue to build on our portfolio of income generating assets, our investment in Noden provides another platform for value creation,” stated John P. McLaughlin, president and chief executive officer of PDL. “We are already in discussions about additional specialty pharma assets that Noden could acquire.”

PDL expects to make equity contributions to Noden totaling $107 million in the first year of the transaction, which includes the initial equity investment of $75 million and an additional $32 million equity contribution commitment which will be made on the one-year anniversary of the closing of the transaction. In addition, PDL provided Noden with a loan and loan commitments of up to an aggregate of $75 million, which PDL expects will be repaid in the next 60 days once Noden secures a debt facility from a third party. PDL also may contribute additional amounts of funding depending on the total amount of debt obtained by Noden, and as needed for specified milestone payments or other purposes. PDL will have three of the five seats on Noden’s board of directors.

Novartis will continue to distribute the products during the period of transfer of marketing authorizations from Novartis to Noden, which will occur not later than 90 days in the U.S. and as quickly as possible in the European Union and rest of world. Novartis has also agreed to supply the product for a fixed period of time while a transfer of manufacturing technology is implemented to a third party contract manufacturer.

About Tekturna

Tekturna, also known as Rasilez outside the U.S., is a high blood pressure medication. It is the only product available in a class of blood pressure lowering drugs called "direct renin inhibitors," which lowers blood pressure by blocking the enzyme renin. Granted composition of matter patents extend until 2018 for Tekturna and 2022 for Tekturna HCT in the U.S., and until 2020 for both products in the EU. Granted formulation patents extend until 2026 for Tekturna and 2028 for Tekturna HCT in the

U.S., and applications are pending that would extend until 2025 and 2027 for Tekturna and Tekturna HCT, respectively, if granted in the EU.

Webcast Conference Call Today at 4:30 p.m. EDT

PDL will hold a conference call to discuss this transaction this afternoon at 4:30 p.m. EDT.

To access the live conference call via phone, please dial (800) 668-4132 from the United States and Canada or (224) 357-2196 internationally. The conference ID is 44769244. Please dial in approximately 10 minutes prior to the start of the call. A telephone replay will be available beginning approximately one hour after the call through July 13, 2016, and may be accessed by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally. The replay passcode is 44769244.

To access the live and subsequently archived webcast of the conference call, go to the Company's website at http://www.pdl.com and go to "Events & Presentations." Please connect to the website at least 15 minutes prior to the call to allow for any software download that may be necessary.

About Noden Pharma

Noden Pharma DAC is a global specialty pharmaceutical company that is focused on acquiring prescription medicines across a broad range of therapeutic areas in international markets. The company focuses its resources on acquiring and optimizing established medicines. Corporate headquarters are located in Dublin, Ireland.

About PDL BioPharma

PDL manages a portfolio of patents and royalty assets, license agreements with various biotechnology and pharmaceutical companies, and royalty and other assets acquired. To acquire new income generating assets, PDL provides growth capital and financing solutions to late-stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors. PDL has committed and funded over $1 billion in these investments to date. PDL evaluates its investments based on the quality of the income generating assets and potential returns on investment. PDL is currently focused on acquiring new income generating assets, the management of its intellectual property and income generating assets, and maximizing value for its stockholders.

The Company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it receives significant royalty revenue.

For more information, please visit www.pdl.com.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential or financial performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of PDL and its markets, particularly those discussed in the risk factors and cautionary statements contained in the Company's 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2016. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and PDL assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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